Exhibit 4.3
          THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
BOTTLING GROUP, LLC
6.950% Senior Note due 2014

Registered

No.	CUSIP:

ISIN:

PRINCIPAL AMOUNT:
     BOTTLING GROUP, LLC, a Delaware limited liability company (herein called the “Obligor”), for value received, hereby promises to pay to Cede & Co. as nominee for The Depository Trust Company (the “Holder”) or to its registered assigns, the principal sum listed on the Schedule of Exchanges of Interests in the Global Note on March 15, 2014 (the “Maturity Date”), and to pay interest on said principal sum (computed on the basis of a 360-day year of twelve 30-day months) semi-annually on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2009, at the rate of 6.950% per annum of the principal amount then outstanding from the original issuance date of this Note, until payment of the principal sum has been made or duly provided for.
     The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the

Record Date for such Interest Payment Date, which shall be the 15th day (whether or not a Business Day) next preceding such Interest Payment Date, provided that interest payable on an Interest Payment Date that is a Redemption Date or the Maturity Date shall be payable to the Person to whom principal is payable. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date.
     Payment of the principal and interest on this Note will be made at the Place of Payment in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is made to the further provisions of this Note and to certain definitions set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Obligor has caused this instrument to be duly executed by manual or facsimile signature.
Dated: October 24, 2008.

BOTTLING GROUP, LLC,

by:

Authorized Officer

by:

Authorized Officer
     This is one of the Notes designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee,

by:

Authorized Signatory

BOTTLING GROUP, LLC
6.950% Senior Note due 2014
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated; provided, that the term “Notes” shall mean the Obligor’s 6.950% Senior Notes due 2014, issued under the Indenture hereinafter referred to.
     1. INTEREST. Bottling Group, LLC, a Delaware limited liability company (the “Obligor”), promises to pay interest on the principal amount of this Note at the rate of 6.950% per annum from March 15, 2009, until payment of the principal amount hereof has been made or duly provided for. The Obligor shall pay interest on each Interest Payment Date (or if such day is not a Business Day, on the next succeeding Business Day and no interest on the amount payable on such Interest Payment Date shall accrue for the intervening period). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; provided that if there is no existing default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2009. The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note. The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. METHOD OF PAYMENT. The Obligor shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes on the Record Date therefor, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.06 of the Indenture, provided that interest payable on an Interest Payment Date that is a Redemption Date or the Maturity Date shall be payable to the Person to whom principal is payable. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Obligor maintained for such purpose as set forth in Section 9.02 of the Indenture, or, at the option of the Obligor, payment of interest may be made through DTC, Clearstream International, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, to the Holders thereof. Payment of principal of, premium, if any, and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The

Obligor may appoint and change any Paying Agent or Registrar without notice to any Holder. The Obligor or any of its Subsidiaries may act in any such capacity.
     4. INDENTURE. The Obligor issued the Notes under the Indenture dated as of October 24, 2008 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”) among the Obligor, the Guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture provides for the issuance of senior notes in one or more series (the “Senior Notes”) and reference is made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Obligor, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.
     5. OPTIONAL REDEMPTION. The Notes will be redeemable, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at any time at the option of the Obligor, with the prior consent of the Guarantor, at the Redemption Price equal to the greater of: (1) 100% of the principal amount of the Notes being redeemed or (2) as determined by one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Obligor, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such payments of interest on the Notes accrued to the Redemption Date) from the Redemption Date to the Maturity Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points; plus, for (1) or (2) above, whichever is applicable, accrued and unpaid interest on such Notes to, but not including, the Redemption Date.
     6. MANDATORY REDEMPTION. The Obligor shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.
     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Obligor may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Obligor need not exchange or register the transfer of any

Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Obligor need not exchange or register the transfer of any Notes for a period of 15 days before the day of the mailing of a notice of redemption.
     9. PERSONS DEEMED OWNERS. Except as provided in the Indenture, the registered Holder of a Note on the Registrar’s books may be treated as its owner for all purposes under the Indenture.
     10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligor, the Guarantor and the rights of the Holders of the Notes under the Indenture and the Notes at any time by the Obligor, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes of all series affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     11. DEFAULTS AND REMEDIES. The Indenture provides that each of the following events constitutes an Event of Default: (i) failure to make any payment of any principal of, or premium, if any, when due (whether at maturity, upon redemption or otherwise) on the Notes; (ii) failure to make any payment of interest when due on the Notes, which failure is not cured within 30 days; (iii) failure of the Obligor to observe or perform any of its other covenants or warranties under the Indenture for the benefit of the holders of the Notes, which failure is not cured within 90 days after notice is given as specified in the Indenture; (iv) certain events of bankruptcy, insolvency, or reorganization of the Obligor, PBG or any Restricted Subsidiary of PBG; and (v) the maturity of any Debt of the Obligor, PBG or any Restricted Subsidiary of PBG, other than the Notes, having a then outstanding principal amount in excess of $75 million shall have been accelerated by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing, providing for the creation of or concerning such Debt or failure to pay at the stated maturity (and the expiration of any grace period) any Debt of the Obligor, PBG or any Restricted Subsidiary of PBG having a then outstanding principal amount in excess of $75 million. In addition, on and after the Guarantee Commencement Date (in the event that the Guarantee Commencement Date shall occur) each of the following events constitutes an Event of Default: (A) failure of the Guarantor to observe or perform any of its covenants or warranties under the Indenture for the benefit of the holders of Notes, which failure is not cured within 90 days after notice is given as specified in the Indenture; (B) certain events of bankruptcy, insolvency, or reorganization of the Guarantor; and (C) the Guarantee of the Notes ceases to be in full force or effect or the Guarantor denies or disaffirms its obligations under the Guarantee.

     If an Event of Default shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.
     12. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     13. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     14. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Obligor has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     15. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to rules governing the conflict of laws.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Obligor. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for a Global Note or a Definitive Note, or exchanges of a Definitive Note for an interest in this Global Note, have been made:

Principal of this
			Global Note	Signature of
	Amount of decrease	Amount of increase	following such	authorized officer
	in Principal Amount	in Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

GUARANTEE
          PepsiCo, Inc., a North Carolina corporation (hereinafter referred to as the “Guarantor”), which term includes any successor or assign under the Indenture, dated as of October 24, 2008 (the “Indenture”), among Bottling Group, LLC, a Delaware limited liability company or any successor thereto (the “Obligor”), the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), hereby irrevocably and unconditionally guarantees to the Holders of the Notes and the Trustee that: (i) (A) in the event of a full guarantee as described in Section 11.01(1) of the Indenture, the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, together with interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other monetary obligations of the Obligor to the Holders under the Indenture or the Notes will be promptly paid in full, all in accordance with the terms hereof or (B) in the event of a partial guarantee as described in Section 11.01(2) of the Indenture, the Partial Guarantee Percentage of the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, together with interest on the Partial Guarantee Percentage of such overdue principal, and premium, if any, and (to the extent permitted by law) interest, if any, on the Notes and the Partial Guarantee Percentage of all other monetary obligations of the Obligor to the Holders under the Indenture or the Notes, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or any of such other monetary obligations, the amount set forth in clause (A) or (B) above, whichever is applicable, will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise.
          The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.
          No stockholder, officer, director or incorporator, as such, past, present or future of the Guarantor shall have any liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.
          This is a continuing Guarantee and such Guarantee shall remain in full force and effect from and including the Guarantee Commencement Date (in the event that the Guarantee Commencement Date shall occur) and shall, in accordance with the terms of the Guarantee and the Indenture, be binding upon the Guarantor and its successors and assigns until (a) full and final payment and performance of all other monetary obligations of the Obligor to the Holders under the Indenture or the Notes or (b) full and final payment by the Guarantor of the same to the extent specified in clause (i)(A) or (i)(B) above, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.
          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
          ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THIS GUARANTEE SHALL NOT BECOME EFFECTIVE AND SHALL NOT BIND THE GUARANTOR UNLESS AND UNTIL THE GUARANTEE COMMENCEMENT DATE SHALL OCCUR. IF THE GUARANTEE COMMENCEMENT DATE SHALL NOT OCCUR, THIS GUARANTEE SHALL NOT BECOME EFFECTIVE, AND THE GUARANTOR SHALL NOT HAVE ANY OBLIGATIONS UNDER THIS GUARANTEE, THE NOTES OR THE INDENTURE.
          THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
Dated: October 24, 2008

PEPSICO, INC.
By:
Name:
Title:

11